CERTIFICATE OF AMENDMENT
                                       TO
                            THE CERTIFICATE OF TRUST
                                       OF
                          PIONEER SMALL-CAP VALUE FUND


         This Certificate of Amendment to the Certificate of Trust of Pioneer Small-Cap Value Fund (hereby renamed "Pioneer Small Cap Value Fund") (the "Trust") is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. Section 3810 (b)(1) et seq.) and sets forth the following:

o        FIRST:   The name of the Trust is Pioneer Small-Cap Value Fund (hereby renamed "Pioneer Small Cap Value Fund");

o SECOND: AMENDMENT. The name of the Trust is changed from "Pioneer Small-Cap Value Fund" to "Pioneer Small Cap Value Fund."

o        THIRD:   This amendment shall become effective immediately upon filing.

         IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 22nd day of March, 2002.


         /s/ John F. Cogan, Jr.
         John F. Cogan, Jr., as Trustee and not individually































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


                            CERTIFICATE OF AMENDMENT
                                       TO
                              CERTIFICATE OF TRUST
                                       OF
                             PIONEER MICRO-CAP FUND


     This Certificate of Amendment, dated September 6, 2001, to the Certificate of Trust, dated December 19, 1996, of Pioneer Micro-Cap Fund (hereby renamed "Pioneer Small-Cap Value Fund") (the "Trust") is being duly executed and filed by the person named below as Trustee, to amend the Certificate of Trust filed by the Trust on December 19, 1996 with the Office of the Secretary of State of the State of Delaware.

     1. Amendment. Effective September 6, 2001, the name of the Trust is changed from "Pioneer Micro-Cap Fund" to "Pioneer Small-Cap Value Fund."

     IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date written above.

                                    /s/ David D. Tripple
                                    David D. Tripple,
                                    as Trustee and not individually

























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